Exhibit 99.1

Contact:	Robert Bowen, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

David Walsey
Media: Greg Tiberend
The Ruth Group: 646-536-7010

Lloyd Benson/Wendy Williams
Schwartz Communications: 781-684-0770

CYTYC REPORTS $0.17 EPS ON RECORD THINPREP® PAP TEST VOLUME

THINPREP® IMAGING SYSTEM AHEAD OF SCHEDULE

Boxborough, MA, October 22, 2003 — Cytyc Corporation (Nasdaq:CYTC) today announced results for the third quarter and nine months ended September 30, 2003.

Revenues for the quarter rose 29 percent to $75.5 million compared to $58.5 million for the third quarter of 2002. Diluted earnings per share increased 55 percent to $0.17 compared to $0.11 reported in the third quarter of 2002. Net income increased 34 percent to $18.6 million compared to $13.9 million in the third quarter of 2002.

For the nine months ended September 30, 2003, revenues grew 32 percent to $224.8 million compared to $169.8 million for the same period in 2002. Reported net income increased 89 percent to $56.7 million and diluted earnings per share increased 108 percent to $0.50, for the first nine months of 2003, compared to $30.0 million, or $0.24 per diluted share for the first nine months of 2002. Net income for the nine months ended September 30, 2002, included non-recurring after-tax expenses of $3.8 million, or $0.03 per diluted share associated with the terminated merger with Digene Corporation.

Patrick J. Sullivan, Cytyc’s chairman, president and chief executive officer, commented, “This quarter, we achieved record ThinPrep® Pap Test shipment volume, exceeded our earnings targets, and generated $24.5 million of cash before stock repurchases. The overall usage data available to the Company indicates continued strong adoption of the ThinPrep Pap Test although selected customers indicated seasonal ThinPrep Pap Test weakness during the summer months. Implementation of our ThinPrep® Imaging System is ahead of schedule, and to date, we have received purchase orders for a total of 17 units. Of these units, six shipped during the third quarter and four shipped in October. We are excited by the level of interest our customers continue to express in this innovative technology.”

Mr. Sullivan added, “Today, the National Institute for Clinical Excellence (NICE) in the UK issued guidance recommending that liquid-based cytology be used as the primary means to process samples in the cervical screening programme in England and Wales. Last year, a similar recommendation was made in Scotland and since then the Scottish Cervical Screening Programme is converting exclusively to the ThinPrep Pap Test. This important decision by NICE and our experience in Scotland underscore the significant opportunity Cytyc has to further grow its international ThinPrep Pap Test business.”

Cytyc management will discuss third quarter results, business highlights and future expectations during a conference call on October 22 at 5:30 p.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer, Robert Bowen, vice president and chief financial officer, Christopher Bleck, vice president of commercial operations, and Daniel Levangie, president and chief executive officer of Cytyc Health Corporation. A webcast and replay of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, where the event will be available for replay approximately two hours following the webcast until November 3, 2003. Those without web access may access the call by calling 706-634-7069 or 800-477-5747. A telephonic replay of the call will be available through November 3, 2003, by calling 800-642-1687 (Reservation number: 3221524). International participants may dial 706-645-9291; the reservation number is the same.

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and investment securities	$172,720	$163,744
Accounts receivable, net	41,245	34,066
Inventories	15,336	11,012
Other current assets	3,396	2,046

Total current assets	232,697	210,868

Property and equipment, net	29,831	27,281
Other assets, net	115,781	123,477

Total Assets	$378,309	$361,626

Liabilities and Stockholders' Equity
Current liabilities	$42,169	$36,585
Non-current liabilities	54	313
Stockholders' equity	336,086	324,728

Total Liabilities and Stockholders' Equity	$378,309	$361,626

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2003	2002
Net sales	$75,457	$58,540
Cost of sales	14,063	11,734

Gross profit	61,394	46,806

Operating expenses:
Research and development	4,212	3,192
Sales and marketing	20,201	15,319
General and administrative	6,805	6,608

Total operating expenses	31,218	25,119

Income from operations	30,176	21,687

Other income, net:
Interest income	477	960
Other expense	(200)	(178)

Total other income, net	277	782

Income before provision for income taxes	30,453	22,469

Provision for income taxes	11,855	8,538

Net Income	$18,598	$13,931

Net income per common and potential common share:
Basic	$0.17	$0.12

Diluted	$0.17	$0.11

Weighted average common and potential common shares outstanding:
Basic	109,728	120,816

Diluted	111,613	122,440

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Net sales	$224,766	$169,750
Cost of sales	41,639	35,670

Gross profit	183,127	134,080

Operating expenses:
Research and development	10,989	11,884
Sales and marketing	60,201	51,127
General and administrative	19,711	18,908
Expenses related to terminated merger	—	6,114

Total operating expenses	90,901	88,033

Income from operations	92,226	46,047

Other income, net:
Interest income	1,884	2,743
Other expense	(112)	(440)

Total other income, net	1,772	2,303

Income before provision for income taxes	93,998	48,350

Provision for income taxes	37,281	18,373

Net income	$56,717	$29,977

Net income per common and potential common share:
Basic	$0.51	$0.25

Diluted	$0.50	$0.24

Weighted average common and potential common shares outstanding:
Basic	111,410	121,757

Diluted	113,196	124,598